SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    -------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported) December 4, 2001

                                  IDACORP, INC.
               (Exact Name of Registrant as Specified in Charter)


                 Idaho                1-14465                    82-0505802
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(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)

     1221 W. Idaho Street, Boise, ID                             83702-5627
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   (Address of Principal Executive Offices)                      (Zip Code)

 Registrant's telephone number, including area code       (208) 388-2200
                                                   -----------------------------


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         (Former Name or Former Address, if Changed Since Last Report)


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                                  IDACORP, Inc.
                                    Form 8-K

Items 1 through 4 and 6 through 9 are inapplicable and have been omitted herefrom.

Item 5.  OTHER EVENTS.

     IDACORP Energy, L.P. filed a lawsuit on November 30, 2001 in Idaho State District Court in and for the County of Ada against Overton Power District No. 5, a Nevada electric improvement district, for failure to meet payment obligations under a power contract.

     The contract provides for Overton to purchase 40 megawatts of electrical energy per hour from IDACORP Energy at $88.50 per megawatt hour, from July 1, 2001 through June 30, 2011. In the contract, Overton agreed to raise its rates to its customers to the extent necessary to make its payment obligations to IDACORP Energy under the contract.

     IDACORP Energy has asked the Idaho District Court for damages pursuant to the contract, for a declaration that Overton is not entitled to renegotiate or terminate the contract and for injunctive relief requiring Overton to raise rates as agreed.

     IDACORP Energy believes that Overton's breach of contract is completely without basis and intends to vigorously prosecute this suit. While the outcome of litigation is never certain, IDACORP Energy believes it should prevail on the merits. IDACORP Energy will continue to monitor this situation to determine if additional reserves are appropriate.

     IDACORP Energy, L.P. is a Delaware limited partnership. IDACORP, Inc. is its sole general partner, and IDACORP Energy Services Co., a wholly-owned subsidiary of IDACORP Inc., is its sole limited partner.

FORWARD-LOOKING INFORMATION:

     In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), we are hereby filing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements ( as such term is defined in the Reform Act) made by or on behalf of IDACORP in this Current Report on Form 8-K, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "anticipates", "believes", "estimates", "expects", "intends", "plans", "predicts", "projects", "will likely result", "will continue", or similar expressions) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions, and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

o prevailing governmental policies and regulatory actions, including those of the FERC, the IPUC, the OPUC, and the PUCN, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs);

o    the current energy situation in the western United States;

o    economic and geographic factors including political and economic risks;

o the occurrence of significant disasters, such as the attack on September 11, 2001;

o    changes in and compliance with environmental and safety laws and policies;

o    weather conditions;

o    population growth rates and demographic patterns;

o    competition for retail and wholesale customers;

o    pricing and transportation of commodities;

o    market demand, including structural market changes;

o    changes in tax rates or policies or in rates of inflation;

o    changes in project costs;

o    unanticipated changes in operating expenses and capital expenditures;

o    capital market conditions;

o    competition for new energy development opportunities; and

o legal and administrative proceedings (whether civil or criminal) and settlements that influence the business and profitability of IDACORP.

     Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     IDACORP, INC.


Dated: December 4, 2001
                                                     By: /s/  Darrel T. Anderson
                                                        ------------------------
                                                     Name: Darrel T. Anderson
                                                     Title:   Vice President -
                                                     Finance and Treasurer